CLEARSIGN COMBUSTION CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (this "**Agreement**") is made as of April 14, 2008 by and between ClearSign Combustion Corporation, a Washington corporation (the "**Company**"), and Chris Wiklof (the "**Purchaser**").

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to subscribe for and purchase from the Company, 20,000 shares of the Company's Common Stock (the "**Shares**") in exchange for the following consideration:

1.1 $0.025 per Share payable by (i) check made payable to the Company, (ii) cancellation of indebtedness of the Company to Purchaser, or (iii) by a combination of the foregoing; plus

1.2 all right, title and interest of the Purchaser in and to (i) the business concept and business plan relating to the Company as described in Exhibit A, (ii) all precursors, portions and work in progress with respect thereto and all ideas, concepts, inventions, works of authorship, technology, source code, information, know how, techniques, tools and materials related thereto, and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask work rights, sui generis database rights, and all other intellectual and industrial property rights of any sort, and all contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing, except for any excluded items as set forth on Exhibit A (collectively, the "**Business Plans and Intellectual Property**").

2. Purchase. By execution of this Agreement and effective as of the date first set forth above, the Company acknowledges receipt of the consideration described in Section 1.1 above, and Purchaser hereby assigns and contributes to the Company all of Purchaser's past, present and future right, title and interest in and to the Business Plans and Intellectual Property.

3. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company as follows:

3.1 Purchaser understands that the Shares have not been, and will not be, registered under federal or state securities laws, by reason of a specific exemption from the registration provisions of such laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

3.2 Purchaser understands that the Shares are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission

for sale and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.3 Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.

3.4 Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

3.5 Purchaser is an "accredited investor" under Regulation D promulgated under the Securities Act of 1933.

4. Restrictions on Transfer.

4.1 Legends. The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.
>
> THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

4.2 Stop-Transfer Notices. The Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

4.4 Lock-Up Period. The Purchaser hereby agrees that the Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the "**Securities Act**"), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter's standard form of "lockup" or "market standoff" agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

5. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

6. General Provisions.

6.1 Choice of Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. The parties consent to jurisdiction and venue in the state and federal courts sitting in King County, Washington.

6.2 Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral, regarding Purchaser's right to acquire, or ownership of, any equity interest in the Company. Purchaser further agrees that, as of the date hereof, the Shares represent all of the Purchaser's equity interest in the Company and Purchaser has no other right to acquire, or ownership of, any equity interest in the Company.

6.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.3. If notice is given to the Company, a copy shall also be sent to Perkins Coie, LLP, Attention: David F. McShea, 1201 Third Avenue, Suite 4800, Seattle, WA 98101.

6.4 Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be deemed to assume the obligations and to be entitled to the benefits under this Agreement to the same extent as the Company would be required to perform such obligations or would be entitled to such benefits in the absence of a succession. The foregoing shall include any reincorporation of the Company into another jurisdiction by way of merger or otherwise. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

6.5 Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

6.6 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

6.7 Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement.

6.8 Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

6.9 Rights as Shareholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement, executed by Purchaser and the Company, and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

6.10 Adjustment for Stock Split, Recapitalizations, Etc. In the event of the declaration of a stock dividend; the declaration of an extraordinary dividend payable in a form other than stock; a spin-off; a stock split; an adjustment in conversion ratio; a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration; or any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares or into which such Shares thereby become convertible (including without limitation any shares issued by any corporation into which the Company may be merged for the purpose of changing its jurisdiction of incorporation) shall immediately be subject to this Agreement to the same extent as the Shares are subject. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares.

6.11 Employment at Will. The Purchaser acknowledges and agrees that this Agreement and the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as a service provider for any period at all, and shall not interfere with the Purchaser's right or the Company's right to terminate the Purchaser's relationship with the Company at any time, with or without cause or notice.

6.12 Reliance on Counsel and Advisors. The Purchaser acknowledges that Perkins Coie LLP is representing only the Company in this transaction. The Purchaser acknowledges that he or she has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

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EXHIBIT A

<u>Business Plan and Intellectual Property Description</u>

1. The business concept, business plan, market research, strategy definition and other related business materials developed by Purchaser, whether independently or jointly with others, for ClearSign Combustion Corporation.

2. All inventions, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data techniques, know-how, secrets and intellectual property rights other than those listed under "Excluded Rights, Interests, Works, and/or Properties" below (whether or not patentable or registrable under copyright or similar statutes or analogous protection) made, conceived, discovered or reduced to practice by the Purchaser (either alone or with others) either before the date hereof or in the course of providing services to the Company and either (i) relating to electrical manipulations of combustion, or (ii) in connection with Purchaser's services for or on behalf of ClearSign Combustion Corporation.

3. All ownership, moral, attribution and/or integrity rights, and the right to enforce any rights and file any causes of action, including the right to recover damages, for any past, present or future infringement or misappropriation of any of the foregoing rights assigned to Company.

<u>Excluded Rights, Interests, Works, and/or Properties:</u>

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

PURCHASER

CHRIS WIKLOF

Signature

CLEARSIGN COMBUSTION CORPORATION

Signature

Richard Rutkowski

Print Name

CEO

Print Title